Exhibit 5.1

[LETTERHEAD OF MASUR GRIFFITTS AVIDOR LLP]

April 27, 2020

To the Board of Directors

Applied Energetics, Inc.

2480 W Ruthrauff Road, Suite 140Q

Tucson, AZ 85705

Re:	Applied Energetics, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Applied Energetics, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (the "Registration Statement"), relating to the offer and sale by the Company and the selling stockholders identified in the Registration Statement (the "Selling Stockholders"), of up to 56,493,667 shares (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock"), consisting of:

(i)	up to 50,000,000 Shares that may be sold by the Company (the “Company Shares”); and

(ii)	up to 6,493,667 Shares that may be resold from time to time by the Selling Stockholders named in the Registration Statement (the “Resale Shares”).

You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares. For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company's Certificate of Incorporation, as amended to date, the Company's By-laws, as amended to date, and corporate actions of the Company that provided for the issuances of the Shares. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of officers of the Company.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement will have been issued, and no proceeding for that purpose has been instituted or threatened by the Commission; (v) that the Registered Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing, it is our opinion that:

1.	The Company Shares will, when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, be duly authorized, validly issued, fully paid and non-assessable, when both:

a.	the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Company Shares and related matters; and
b.	certificates representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, for the consideration approved by the Board.

2.	The Resale Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Experts" in the prospectus constituting a part thereof.

Very truly yours,

/s/Masur Griffitts Avidor LLP

MASUR GRIFFITTS AVIDOR LLP

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